Exhibit 32.1

Written Statement of the Chief Executive Officer and Acting Chief Accounting Officer
Pursuant to 18 U.S.C. Section 1350

In connection with the filing of the Annual Report on Form 10-K for the fiscal year ended August 31, 2009 (the “Report”) by Ocean Smart, Inc. ("Registrant"), the undersigned hereby certifies that, to the best of his knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: December 14, 2009

 /s/  Robert Saunders
Robert Saunders
Chief Executive Officer and
President

/s/  Michael Boswell
Michael Boswell
Acting Chief Accounting Officer

A signed original of this written statement required by 18 U.S.C. Section 1350 has been provided to Edgewater Foods International, Inc and will be retained by Edgewater Foods International, Inc and furnished to the Securities and Exchange Commission or its staff upon request.